Exhibit 99.1

Digital River Reports Fourth Quarter and Full Year 2013 Financial Results

  Fourth quarter revenue of $101.2 million, up 3 percent year-over-year
  Fourth quarter break-even GAAP EPS; and non-GAAP EPS of $0.22 per diluted share, at the high end of guidance
  Continued strong, organic payments growth in the fourth quarter of 29 percent year-over-year

MINNEAPOLIS--(BUSINESS WIRE)--February 5, 2014--Digital River, Inc. (NASDAQ:DRIV), a leading global provider of Commerce-as-a-Service solutions, reported financial results for the fourth quarter and full year of 2013.

Fourth Quarter and Full-Year Ended December 31, 2013
GAAP Results
Fourth quarter revenue totaled $101.2 million, exceeding management’s fourth quarter revenue guidance of $96.5 to $100.5 million. For the full year 2013, revenue was $389.7 million, exceeding management’s full year 2013 revenue guidance of $385 to $389 million. In 2012, fourth quarter revenue from continuing operations was $98.1 million, and full year revenue from continuing operations was $370.5 million.

Fourth quarter 2013 GAAP net loss from continuing operations was $0.1 million or $0.00 per share, exceeding management’s fourth quarter GAAP guidance of a net loss from continuing operations of $0.10 to $0.03 per share. For the full year 2013, GAAP net loss from continuing operations was $18.5 million or a net loss of $0.58 per share, exceeding management’s full year 2013 GAAP guidance of a net loss from continuing operations of $0.67 to $0.60 per share. In 2012, fourth quarter GAAP net loss from continuing operations was $188.8 million or $5.77 per share, and full year GAAP net loss from continuing operations was $183.6 million or $5.53 per share.

Non-GAAP Results
Fourth quarter 2013 non-GAAP diluted net income from continuing operations was $8.3 million or $0.22 per diluted share, which was at the high end of management’s fourth quarter non-GAAP guidance of $0.17 to $0.22 per diluted share. For the full year 2013, non-GAAP diluted net income from continuing operations was $20.0 million or $0.61 per diluted share, at the high end of management’s non-GAAP guidance of $0.56 to $0.61 per diluted share. In 2012, fourth quarter non-GAAP diluted net income from continuing operations was $12.9 million or $0.32 per diluted share, and full year non-GAAP diluted net income from continuing operations was $41.4 million or $1.02 per diluted share.

“I am pleased to report that we closed the year with solid results. Our revenue performance was driven by strong holiday sales through our customers’ commerce channels and the continued, strong organic growth of our global payments offerings,” said David Dobson, Digital River’s CEO. “We remain committed to creating more value for our customers and shareholders. The strategic transformation framework, which we initiated in 2013, is driving our execution priorities. As a result of the progress we have made, we have increased customer retention, expanded our business with existing customers, and started to win new customers in selected segments. As a result, we are going to redeploy some of the financial capacity we created in the fourth quarter to accelerate our technology transformation, continue to expand our global footprint and increase our investment in payments to sustain the rapid growth of this part of our business.”

Share Repurchase
During the fourth quarter, the company repurchased approximately $7.3 million of common stock. All transactions took place in the open market.

First Quarter and Full Year 2014 Guidance
Management’s forward-looking financial expectations for the first quarter of 2014 are as follows:

  Revenue, ranging from $92.0 to $95.0 million
  GAAP EPS, ranging from a net loss of $0.15 to a net loss of $0.09 per share
  Non-GAAP EPS, ranging from $0.07 to $0.11 per diluted share, using a 21 percent tax rate

Management’s forward-looking financial expectations for the full year 2014 are as follows:

  Revenue, ranging from $365 to $378 million, representing a revenue decline of 3 percent to 6 percent compared to revenue from continuing operations in 2013
  GAAP EPS, ranging from a net loss of $0.53 to a net loss of $0.39 per share
  Non-GAAP EPS, ranging from $0.35 to $0.45 per diluted share, using a 21 percent tax rate

A detailed table providing a reconciliation of the company’s GAAP and non-GAAP earnings guidance estimates can be found accompanying this press release.

Digital River will host an open-access audio webcast and conference call today at 4:45 p.m. EST to discuss fourth quarter and full year 2013 financial results. The live audio webcast can be accessed on the Investor Relations (www.digitalriver.com/investorrelations) section of its corporate website. Alternatively, to listen to the live broadcast of the call, dial +1 (408) 427-3861 and use conference ID # 31354966. A webcast and audio replay of the presentation will be archived on Digital River’s corporate website.

About Digital River, Inc.
Backed by 20 years of e-commerce experience, Digital River is recognized as a leading global provider of Commerce-as-a-Service solutions. Companies of all sizes rely on Digital River’s multi-tenant, SaaS commerce, payments and marketing services to manage and grow their online businesses. In 2013, Digital River processed more than $30 billion in online transactions, connecting B2B and B2C digital products and cloud service companies as well as branded manufacturers with buyers across multiple devices and channels, and nearly every country in the world.

Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, follow the company on Twitter or call +1 952-253-1234.

Non-GAAP Net Income Calculation
Digital River’s non-GAAP net income (loss) from continuing operations is computed by adjusting GAAP pre-tax income from continuing operations as reported on the company’s statement of operations by adding back, when applicable, amortization of acquisition-related intangibles, stock-based compensation expense, intangible impairments, restructuring related costs, litigation settlement related costs, acquisition and integration costs, realized and unrealized investment gains or losses, and goodwill impairments, net of a 21 percent tax rate. Non-GAAP diluted earnings per share from continuing operations is calculated using the “if-converted” method with respect to the issuance of the company’s 2004 and 2010 convertible notes. In computing non-GAAP diluted earnings per share from continuing operations, if an increase in earnings per share will not result, adjust non-GAAP net income from continuing operations to add back debt interest and issuance cost amortization expenses, net of the tax benefit, and then divide this amount by fully diluted shares outstanding. This amount, representing the fully diluted earnings computation, is selected to represent non-GAAP diluted earnings per share from continuing operations for each period presented. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth and future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” “expects,” or “guidance” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the commerce and payments markets; challenges associated with international expansion; the variability of foreign exchange rates; any breach or compromise of the company’s security systems; our ability to successfully manage our business while undertaking significant technical initiatives; our ability to execute upon our payments strategy and expand our business in this sector; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2012. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements reflect management’s expectations as of February 5, 2014. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and online payments, progress with key partners, and other factors. The guidance assumes, among other things, that there are no material changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements or future guidance to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except share data)
Subject to reclassification

Consolidated Balance Sheets
	December 31,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$483,868	$542,851
Short-term investments	115,652	162,794
Accounts receivable, net of allowance of $3,206 and $4,834	70,865	55,192
Deferred tax assets	1,479	457
Prepaid expenses and other	27,878	31,813
Assets of discontinued operations	-	7,561
Total current assets	699,742	800,668
Property and equipment, net	53,770	53,098
Goodwill	139,318	108,960
Intangible assets, net of accumulated amortization of $87,865 and $78,757	29,217	11,718
Long-term investments	56,023	71,735
Deferred income taxes	1,037	1,792
Other assets	2,067	4,313
Total assets	$981,174	$1,052,284
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$165,438	$201,826
Accrued payroll	20,058	11,294
Deferred revenue	6,904	13,119
Other current liabilities	78,096	50,149
Liabilities of discontinued operations	-	5,753
Total current liabilities	270,496	282,141
Non-current liabilities
Convertible senior notes	295,795	309,909
Other liabilities	21,452	18,236
Total non-current liabilities	317,247	328,145
Total liabilities	587,743	610,286
Stockholders' equity
Preferred stock, $.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.01 par value; 120,000,000 shares authorized; 50,074,977 and 48,941,402 shares issued	501	489
Treasury stock at cost; 16,910,883 and 13,581,889 shares	(424,416)	(368,721)
Additional paid-in capital	761,560	737,499
Retained earnings	51,254	75,901
Accumulated other comprehensive income (loss)	4,532	(3,170)
Stockholders' equity	393,431	441,998
Total liabilities and stockholders' equity	$981,174	$1,052,284

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Consolidated Statements of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$101,235	$98,119	$389,679	$370,496
Costs and expenses (exclusive of depreciation and amortization expense shown separately below):
Direct cost of services	18,233	18,946	73,505	66,756
Network and infrastructure	14,987	14,242	59,036	52,564
Sales and marketing	26,539	23,223	106,954	97,816
Product research and development	19,392	15,918	72,359	61,550
General and administrative	12,239	18,738	56,279	55,763
Goodwill impairment	-	175,241	21,249	175,241
Depreciation and amortization	6,332	5,021	22,080	20,192
Amortization of acquisition-related intangibles	2,183	1,174	8,543	4,700
Total costs and expenses	99,905	272,503	420,005	534,582
Income (loss) from operations	1,330	(174,384)	(30,326)	(164,086)
Interest income	522	912	2,451	3,820
Interest expense	(1,938)	(2,212)	(7,822)	(8,968)
Other income (expense), net	(457)	4,675	16,260	4,799
Income (loss) from continuing operations before income taxes	(543)	(171,009)	(19,437)	(164,435)
Income tax expense (benefit)	(500)	17,759	(908)	19,203
Income (loss) from continuing operations	(43)	(188,768)	(18,529)	(183,638)
Income (loss) from discontinued operations, net of tax	120	(11,303)	(6,118)	(12,230)
Net Income (loss)	$77	$(200,071)	$(24,647)	$(195,868)

Income (loss) per share - basic
Income (loss) from continuing operations	$0.00	$(5.77)	$(0.58)	$(5.53)
Income (loss) from discontinued operations	0.00	(0.35)	(0.19)	(0.37)
Net income (loss) per share - basic	$0.00	$(6.11)	$(0.77)	$(5.90)

Income (loss) per share - diluted
Income (loss) from continuing operations	$0.00	$(5.77)	$(0.58)	$(5.53)
Income (loss) from discontinued operations	0.00	(0.35)	(0.19)	(0.37)
Net income (loss) per share - diluted	$0.00	$(6.11)	$(0.77)	$(5.90)
Shares used in per share calculation - basic	30,759	32,752	32,065	33,224
Shares used in per share calculation - diluted	30,759	32,752	32,065	33,224

Calculation of GAAP Diluted Net Income (Loss) Per Share

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
GAAP net income (loss)	$77	$(200,071)	$(24,647)	$(195,868)
Add back debt interest expense and issuance cost amortization, net of tax benefit	-	-	-	-
Adjusted net income (loss) for GAAP EPS calculation	$77	$(200,071)	$(24,647)	$(195,868)

Net income (loss) per share - diluted	$0.00	$(6.11)	$(0.77)	$(5.90)
Shares used in per share calculation - diluted	30,759	32,752	32,065	33,224

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Consolidated Statements of Cash Flows
	Twelve months ended
	December 31,
	2013	2012
Operating Activities:
Net income (loss)	$(24,647)	$(195,868)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on disposal of discontinued operations	1,894	-
Amortization of acquisition-related intangibles	8,543	6,832
Provision for doubtful accounts	1,661	2,031
Depreciation and amortization	22,163	20,307
Impairment of goodwill	21,249	175,241
Impairment of intangibles	-	235
Debt issuance cost amortization	1,701	1,953
Amortization of investment premiums	2,837	-
Loss on sale of equipment	88	85
Gain on sale of investment	(17,526)	(3,178)
Gain on business divestiture	-	(246)
Stock-based compensation expense	20,568	29,517
Excess tax benefits from stock-based compensation	-	(505)
Deferred and other income taxes	(150)	23,349
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	(15,278)	2,715
Prepaid and other assets	9,744	(8,392)
Accounts payable	(42,669)	(40,333)
Deferred revenue	(7,288)	8,265
Income tax payable	(1,679)	10,948
Other accrued liabilities	3,499	5,884
Net cash provided by (used in) operating activities	(15,290)	38,840

Investing Activities:
Purchases of investments	(140,900)	(98,658)
Sales of investments	184,978	185,750
Cash received for cost method investments	39,636	2,700
Cash paid for acquisitions, net of cash received	(55,843)	-
Cash received from divestitures	120	500
Purchases of equipment and capitalized software	(23,334)	(22,035)
Net cash provided by (used in) investing activities	4,657	68,257

Financing Activities:
Repurchase of senior convertible notes	(5,354)	(43,896)
Exercise of stock options	1,273	1,567
Sales of common stock under employee stock purchase plan	2,233	2,552
Repurchase of common stock	(51,208)	(22,667)
Repurchase of restricted stock to satisfy tax withholding obligation	(4,487)	(5,108)
Excess tax benefits from stock-based compensation	-	505
Net cash provided by (used in) financing activities	(57,543)	(67,047)
Effect of exchange rate changes on cash	9,193	5,608
Net increase (decrease) in cash and cash equivalents	(58,983)	45,658
Cash and cash equivalents, beginning of period	542,851	497,193

Cash and cash equivalents, end of period	$483,868	$542,851

Cash paid for interest on convertible senior notes	$6,081	$7,123
Cash paid for income taxes	$4,292	$3,272

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
UTILIZING 21% EFFECTIVE INCOME TAX RATE
					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2012	2012	2012	2012	2012
GAAP pre-tax income (loss) from continuing operations	$6,476	$1,533	$(1,435)	$(171,009)	$(164,435)
Add back amortization of acquisition-related intangibles	1,257	1,151	1,118	1,174	4,700
Add back stock-based compensation expense	5,961	6,231	6,063	11,262	29,517
Add back restructuring related costs	331	-	-	1,354	1,685
Add back litigation settlement related costs	-	-	750	-	750
Add back acquisition and integration costs	-	-	622	175	797
Add back unrealized investment loss (gain)	-	-	627	(3,568)	(2,941)
Add back goodwill impairment	-	-	-	175,241	175,241
Subtotal	14,025	8,915	7,745	14,629	45,314
Income tax expense @ 21%	2,945	1,872	1,626	3,072	9,516
Non-GAAP income from continuing operations	11,080	7,043	6,119	11,557	35,798

Add back debt interest expense and issuance cost amortization, net of tax benefit	1,409	1,412	20	1,382	5,618
Adjusted income from continuing operations for non-GAAP EPS calculation	$12,489	$8,455	$6,139	$12,939	$41,416

Non-GAAP income from continuing operations per share - diluted	$0.30	$0.21	$0.19	$0.32	$1.02

Shares used in per share calculation - diluted	41,032	40,783	33,150	40,163	40,719

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
GAAP pre-tax income (loss) from continuing operations	$(9,766)	$(887)	$(8,241)	$(543)	$(19,437)
Add back amortization of acquisition-related intangibles	1,928	2,283	2,149	2,183	8,543
Add back stock-based compensation expense	5,575	6,379	4,341	4,273	20,568
Add back restructuring related costs	2,808	424	395	2,164	5,791
Add back litigation settlement related costs	-	312	-	45	357
Add back acquisition and integration costs	4,532	269	94	806	5,701
Add back realized investment loss (gain)	(11,067)	(6,459)	-	-	(17,526)
Add back goodwill impairment	21,249	-	-	-	21,249
Subtotal	15,259	2,321	(1,262)	8,928	25,246
Income tax expense (benefit) @ 21%	3,204	487	(264)	1,875	5,302
Non-GAAP income (loss) from continuing operations	12,055	1,834	(998)	7,053	19,944

Add back debt interest expense and issuance cost amortization, net of tax benefit	1,233	-	-	1,214	79
Adjusted income (loss) from continuing operations for non-GAAP EPS calculation	$13,288	$1,834	$(998)	$8,267	$20,023

Non-GAAP income (loss) from continuing operations per share - diluted	$0.33	$0.06	$(0.03)	$0.22	$0.61

Shares used in per share calculation - diluted	39,767	32,739	31,487	37,709	32,744

Digital River, Inc.
Non-GAAP Reconciliations
(Unaudited, in thousands)

Breakdown of stock-based compensation expense
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
Direct cost of services	$42	$47	$35	$34	$158
Network and infrastructure	415	327	341	370	1,453
Sales and marketing	1,832	1,799	1,718	1,382	6,731
Product research and development	925	846	782	856	3,409
General and administrative	2,361	3,360	1,465	1,631	8,817
Total	$5,575	$6,379	$4,341	$4,273	$20,568

Breakdown of restructuring related costs
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
Direct cost of services	$-	$-	$-	$109	$109
Network and infrastructure	271	-	(6)	287	552
Sales and marketing	1,279	220	305	1,120	2,924
Product research and development	275	64	96	478	913
General and administrative	983	140	-	170	1,293
Total	$2,808	$424	$395	$2,164	$5,791

Breakdown of litigation settlement related costs
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
Direct cost of services	$-	$-	$-	$-	$-
Network and infrastructure	-	-	-	-	-
Sales and marketing	-	-	-	-	-
Product research and development	-	-	-	-	-
General and administrative	-	312	-	45	357
Total	$-	$312	$-	$45	$357

Breakdown of acquisition and integration costs
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
Direct cost of services	$-	$-	$-	$-	$-
Network and infrastructure	-	-	-	-	-
Sales and marketing	90	(57)	38	22	93
Product research and development	66	68	101	678	913
General and administrative	4,376	258	(45)	106	4,695
Total	$4,532	$269	$94	$806	$5,701

Digital River, Inc.
Non-GAAP Guidance
(Unaudited, in millions except per share amounts)

Revenue Guidance Table
	2012 Actual
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2012	2012	2012	2012	2012
Commerce	$92.9	$81.6	$81.0	$90.1	$345.6
Payments	5.3	5.5	6.1	8.0	24.9
Total Revenue	$98.2	$87.1	$87.1	$98.1	$370.5

	2013 Actual
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2013	2013	2013	2013	2013
Commerce	$96.7	$74.3	$72.5	$84.7	$328.2
Payments	14.3	15.9	14.8	16.5	61.5
Total Revenue	$111.0	$90.2	$87.3	$101.2	$389.7

	2014 Guidance
	Q1 2014		FY 2014
	Low Guidance	High Guidance	Low Guidance	High Guidance
Commerce	$76.1	$78.3	$292.0	$302.0
Payments	15.9	16.7	73.0	76.0
Total Expected Revenue	$92.0	$95.0	$365.0	$378.0

Non-GAAP Guidance Reconciliation
	Q1 2014		FY 2014
	Low Guidance	High Guidance	Low Guidance	High Guidance
Expected GAAP net income (loss) per share from continuing operations - diluted	$(0.15)	$(0.09)	$(0.53)	$(0.39)
Add back amortization of acquisition-related intangibles, net of tax	0.06	0.06	0.23	0.23
Add back stock-based compensation expense, net of tax	0.12	0.12	0.51	0.51
Add back restructuring related costs, net of tax	-	-	0.01	0.01
Tax variability	0.04	0.02	0.13	0.09
Expected non-GAAP diluted net income (loss) per share	$0.07	$0.11	$0.35	$0.45

Projected Shares Used in Per Share Calculation
	Q1 2014		FY 2014
	Low Guidance	High Guidance	Low Guidance	High Guidance

Shares used in per share calculation - GAAP diluted	30.9	30.9	30.0	30.0
Shares used in per share calculation - non-GAAP diluted	31.4	31.4	30.5	30.5

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Melissa Fisher, +1 952-225-3351
Vice President, Corporate Development, Investor Relations and Treasury
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, +1 952-225-3719
Group Vice President, Corporate Communications
publicrelations@digitalriver.com